Exhibit 99.1

[FORM OF PURCHASE LETTER AGREEMENT]

June 22, 2011

First PactTrust Bancorp, Inc.

610 Bay Boulevard

Chula Vista, California 91910

Ladies and Gentlemen:

Reference is hereby made to the Subscription Agreement, dated as of July 20, 2010 (the “Subscription Agreement”), between First PacTrust Bancorp, Inc., a Maryland corporation (the “Company”), and                     , a                      (“[Purchaser]”) and [Purchaser]’s right to purchase additional securities under Section      of the Subscription Agreement (the “Gross-up Right”) in connection with a proposed underwritten public offering (the “Offering”) by the Company of 1,583,641 shares of its voting common stock, par value $0.01 per share (“Common Stock”), plus an option granted to the underwriters to purchase up to an additional 237,546 shares to cover over-allotments, if any (the “Underwriters’ Option”), at a net offering price of $14.6475 per share of Common Stock (representing the public offering price less underwriting discounts or sales commissions) (the “Offering Price”) payable on June 28, 2011. Capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Subscription Agreement. This letter agreement (this “Letter Agreement”) confirms the mutual understanding and agreement of the parties hereto with respect to the exercise by [Purchaser] of the Gross-up Right.

1. Transaction and Purchase Price. Subject only to the consummation of the Offering and the provisions of Section 5.8 of the Subscription Agreement, [Purchaser] hereby agrees to purchase from the Company, and the Company agrees to issue and sell to [Purchaser], an aggregate of              shares of Common Stock (the “Purchased Shares”) at a price per share equal to the Offering Price in exchange for $             (the number of Purchased Shares multiplied by the Offering Price, the “Purchase Price”) in cash. The transactions contemplated by the preceding sentence will be consummated on or about June 28, 2011 (the “Closing Date”) substantially simultaneously with the closing of the Offering. [Purchaser] also agrees to purchase, in the event the Underwriters’ Option is exercised, additional shares representing the same percentage of shares as represented by the exercise of the Underwriter’s Option (up to an additional 15% of the Purchased Shares), at the same Purchase Price (the “Additional Shares”). [Purchaser] will pay the Purchase Price on the Closing Date (or applicable option closing date(s) with respect to Additional Shares) by wire transfer of immediately available funds to an account designated by the Company at least one business day prior to the Closing Date (or applicable option closing date(s) with respect to Additional Shares). The Company will deliver on the Closing Date (or applicable option closing date(s) with respect to Additional Shares) to [Purchaser] confirmations of book entry transfer evidencing the foregoing transactions.

2. Representations and Warranties of the Company. Except as Previously Disclosed, the Company represents and warrants as of the date of this Letter Agreement to [Purchaser] that:

(a)	Organization and Authority. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland, with corporate power and authority to own its properties and conduct its business as currently conducted, and, except as has not had or would not reasonably be expected to have a Material Adverse Effect, has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification

(b)	Authorization.

(1)	The Company has the corporate power and authority to enter into this Letter Agreement and to carry out its obligations hereunder. This Letter Agreement has been duly and validly executed and delivered by the Company and, assuming due authorization, execution and delivery of this Letter Agreement by [Purchaser], represents a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganizations, fraudulent transfer or similar laws relating to or affecting creditors generally or by general equitable principles (whether applied in equity or at law). No other corporate proceedings are necessary for the execution and delivery by the Company of this Letter Agreement, the performance by it of its obligations hereunder or the consummation by it of the transactions contemplated hereby.

(2)	Neither the execution and delivery by the Company of, nor the performance by the Company of its obligations under, this Letter Agreement will conflict with, contravene, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any assets of the Company or any of its subsidiaries pursuant to, or constitute a default under (i) any statute, law, rule, regulation, judgment, order or decree of any governmental body, regulatory or administrative agency or court having jurisdiction over the Company or any subsidiary; (ii) the articles of incorporation or bylaws of the Company or any of its subsidiaries; or (iii) any contract, agreement, obligation, covenant or instrument to which the Company or any of its subsidiaries (or any of their respective assets) is subject or bound, except, in the case of clauses (i) and (iii), for those conflicts, breaches, violations, impositions or defaults that would not result in a Material Adverse Effect.

(3)	Other than the securities or blue sky laws of the various states, no material notice to, registration, declaration or filing with, exemption or review by, or authorization, order, consent or approval of, any Governmental Entity, or expiration or termination of any statutory waiting period, is necessary for the consummation by the Company of the transactions set forth in this Letter Agreement.

(c)	Status of Securities. The Purchased Shares have been duly authorized by all necessary corporate action of the Company. When issued and sold against receipt of the consideration therefore as provided in this Letter Agreement, the Purchased Shares will be validly issued, fully paid and nonassessable, will not subject the holders thereof to personal liability and will not be subject to preemptive rights of any other stockholder of the Company except as Previously Disclosed.

3. Representations and Warranties of [Purchaser]. Except as Previously Disclosed, [Purchaser] hereby represents and warrants as of the date of this Letter Agreement to the Company that:

(a)	Organization and Authority. [Purchaser] is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and failure to be so qualified would have a material adverse effect on such party and has power and authority to own its properties and assets and to carry on its business as it is now being conducted.

(b)	Authorization.

(1)	[Purchaser] has the power and authority to enter into this Letter Agreement and to carry out its obligations hereunder. The execution, delivery and performance of this Letter Agreement by [Purchaser] and the consummation of the transactions contemplated hereby have been duly authorized by such party and no further approval or authorization is required. This Letter Agreement is a valid and binding obligation of [Purchaser] enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganizations, fraudulent transfer or similar laws affecting creditors generally or by general equitable principles (whether applied in equity or at law). No other proceedings are necessary for the execution and delivery by [Purchaser] of this Letter Agreement, the performance by it of its obligations hereunder or the consummation by it of the transactions contemplated hereby.

(2)	Neither the execution and delivery by [Purchaser] of, nor the performance by [Purchaser] of its obligations under, this Letter Agreement will conflict with, contravene, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any assets of [Purchaser] pursuant to, or constitute a default under (i) any statute, law, rule, regulation, judgment, order or decree of any governmental body, regulatory or administrative agency or court having jurisdiction over [Purchaser]; (ii) the articles of incorporation or bylaws or equivalent documents of [Purchaser]; or (iii) any contract, agreement, obligation, covenant or instrument to which [Purchaser] (or any of its assets) is subject or bound, except, in the case of clauses (i) and (iii), for those conflicts, breaches, violations, impositions or defaults that would not result in a material adverse effect on such party.

(3)	Other than the securities or blue sky laws of the various states, no material notice to, registration, declaration or filing with, exemption or review by, or authorization, order, consent or approval of, any Governmental Entity, or expiration or termination of any statutory waiting period, is necessary for the consummation by [Purchaser] of the transactions set forth in this Letter Agreement.

4. Survival. Each of the representations and warranties set forth in this Letter Agreement shall survive the closing indefinitely. Except as otherwise provided herein, all covenants and agreements contained herein shall survive for the duration of any statutes of limitations applicable thereto or until, by their respective terms, they are no longer operative.

5. Registered Securities. The parties hereto agree that the securities will be issued pursuant to the Company’s previously filed registration statement on Form S-3 (file number 333-170622), filed in accordance with the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations thereunder, with the Securities and Exchange Commission (the “Commission”), including a prospectus and prospectus supplement relating to the Purchased Shares.

6. Amendment. No amendment or waiver of this Letter Agreement will be effective with respect to any party unless made in writing and signed by an officer of a duly authorized representative of such party.

7. Waivers. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. No waiver of any party to this Letter Agreement will be effective unless it is in a writing signed by a duly authorized officer of the waiving party that makes express reference to the provision or provisions subject to such waiver.

8. Counterparts and Facsimile. For the convenience of the parties hereto, this Letter Agreement may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same agreement. Executed signature pages to this Letter Agreement may be delivered by facsimile or other comparable electronic means and as so delivered will be deemed as sufficient as if actual signature pages had been delivered.

9. GOVERNING LAW. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE. THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY CONSENT TO SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN THE STATE OF NEW YORK FOR ANY ACTIONS, SUITS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY.

10. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

11. Notices. The provisions of Section 10.1 of the Subscription Agreement are incorporated herein by reference as if set out in full herein.

12. Entire Agreement, Etc. (a) This Letter Agreement, together with Section 5.8 of the Subscription Agreement, constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, between the parties, with respect to the subject matter hereof; (b) the terms and conditions of this Letter Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors; and (c) this Letter Agreement will not be assignable by operation of law or otherwise (any attempted assignment in contravention hereof being null and void).

13. Severability. If any provision of this Letter Agreement or the application thereof to any person (including the officers and directors (or equivalent persons) of [Purchaser] and the Company) or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, will remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

14. No Third Party Beneficiaries. Nothing contained in this Letter Agreement, expressed or implied, is intended to confer upon any person other than the parties hereto, any benefit right or remedies.

[Signature page follows]

If the foregoing accurately reflects your understanding and agreement, please acknowledge the same by signing this Letter Agreement where indicated below and returning to us a copy of this letter.

Sincerely,

[PURCHASER]

By:
Name:
Title:

Acknowledged and agreed as of the date first above written. FIRST PACTRUST BANCORP, INC.

By:
Name: Gregory A. Mitchell Title: President and Chief Executive Officer

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